Exhibit 10.4

                                 AMENDMENT NO. 1
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS AMENDMENT NO. 1 ("Amendment No. 1"), dated as of August 16, 2003, is made a part of that certain EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), dated as of August 16, 2002, by and between Phoenix Color Corp., a Delaware corporation (the "Company"), and Louis LaSorsa (the "Executive"). It is intended by the parties that the terms of this Amendment No. 1, to the extent that they are more specific than the terms contained in the Agreement, or to the extent that they should conflict with the terms contained in the Agreement, shall supersede the terms of the Agreement. Section numbers and exhibits referenced in this Amendment No. 1 correspond, where applicable, to section numbers and exhibits used in the Agreement. All defined terms not otherwise defined herein shall have the meanings set forth in the Agreement.

                              W I T N E S S E T H:

      In consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, of $10 cash consideration, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Sub-sections 13.B(i)-(iv) of the Agreement are hereby restated in their entirety as follows:

            (i) "Change of Control" means (1) the acquisition in one or more transactions by any Person (other than from the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding capital stock of the Company, or (B) the combined voting power of the then outstanding capital stock of the Company entitled to vote generally in the election of directors (the "Combined Voting Stock"); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or
(3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Combined Voting Stock. Notwithstanding the foregoing and solely for purposes of the last sentence of Section 5, in no event shall a transaction constitute a Change of Control if the Disposition Proceeds for such transaction are less than the Target Amount.

            (ii) "Disposition Proceeds" means: (1) in the case of a transaction described in clause (1) or (3) of Section 13.B(i), the value of cash and non-cash consideration paid or payable (after the payment of all liabilities of the Company, including without limitation any Retirement Benefits under any Supplemental Executive Retirement Plan) in connection with such transaction for the outstanding capital stock of the Company (including stock options), which consideration shall be determined as of the closing of the transaction, assuming the payment of any contingent portion of the consideration (including any earn-out payment) will be made; or (2) in the case of a transaction described in clause (2) of Section 13.B(i), the value of cash and non-cash consideration (including without limitation payment or assumption of debt) available (after the payment of all liabilities of the Company, including without limitation any Retirement Benefits under any Supplemental Executive Retirement Plan) for distribution to the holders of outstanding capital stock of the Company (including stock options) in connection with such transaction, determined as of the closing of the transaction assuming the payment of any contingent portion of the consideration (including any earn-out payment) will be made, and in accordance with generally accepted accounting principles.

            (iii) "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: Louis LaSorsa, Edward Lieberman, employee benefit plans sponsored or maintained by the Company, and entities controlled by the Company.

            (iv) "Target Amount" means $40,000,000.

      2. Exhibit A to the Agreement shall be replaced by Exhibit A hereto.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 on the date first above written.


                                            PHOENIX COLOR CORP.

                                            By: /s/ Edward Lieberman
                                                ------------------------------
                                                   Edward Lieberman


                                            EXECUTIVE

                                            /s/ Louis LaSorsa
                                            ----------------------------------
                                              Louis LaSorsa

                                    EXHIBIT A

           Phoenix Color Corp. Supplemental Executive Retirement Plan
                                 (see attached)

                               PHOENIX COLOR CORP.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               PHOENIX COLOR CORP.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      1. Purpose. The purpose of this Phoenix Color Corp. Supplemental Executive Retirement Plan is to provide benefits to a select group of management employees of the Company after their retirement.

      2. Definitions. Capitalized terms not otherwise in this Plan are defined in the attached Appendix A.

      3. Eligibility. Management employees of the Company who have been selected by the Board to participate in the Plan will become Participants as of the date or dates designated by the Board. The Board has the sole authority to select the Participants and designate their effective dates of participation.

      4. Retirement Benefits.

            4.1 Normal Retirement Benefits. A Participant who terminates his employment with the Company on or after the earlier of his attainment of age 63 or completion of 20 Years of Service, will be entitled to a Retirement Benefit as follows:

                  (a) Monthly Benefit Amount. The Company will pay the Participant each month an amount that is equal to 32.5% of the Participant's Average Annual Compensation divided by 12.

                  (b) Period of Payment. The monthly Retirement Benefit under
Section 4.1(a) will commence on the date of termination of the Participant's employment with the Company, and will be payable for the duration of the Participant's lifetime. Upon the Participant's death occurring before all of the first 120 monthly payments (the "Guaranteed Payments") are made, the remaining Guaranteed Payments shall be paid to the Participant's beneficiary.

            4.2 Retirement Benefits upon Change of Control. Upon a Change of Control, each Participant who is an employee of the Company immediately prior to the closing date of the Change of Control will be entitled to a Retirement Benefit as follows in lieu of the Retirement Benefit provided in Section 4.1:

                  (a) Lump Sum Amount. On the closing date of the Change of Control, the Company will pay the Participant a Retirement Benefit that is actuarially equivalent in value to the Retirement Benefit that would be payable under Section 4.1., determined as if the Participant has attained age 63 and has terminated employment with the Company.

                  (b) Calculation of Actuarially Equivalent Value. For purposes of Section 4.2.(a), the actuarial equivalent value shall be determined by using
(i) an interest rate assumption of six percent (6%) per annum, and (ii) post-retirement mortality based on the 1983 Group Annuity Mortality Table (separate male and female rates). Such determination shall be made as of the date the agreement effecting a Change of Control is executed, with no interest accrued during the period from that date and to the date the Retirement Benefit is paid.

                  (c) Additional Service Credits. For purposes of determining the Retirement Benefit under this Section 4.2., each Participant shall be credited with three (3) additional Years of Service.

                  (d) Maximum Retirement Benefit. Notwithstanding any other provision of this Section 4.2, to the extent that the aggregate amount of Retirement Benefits payable to all Participants under this Section 4.2 (before any adjustment of the type described in Section 8 hereof) would exceed ten percent (10%) of the Disposition Proceeds, the Retirement Benefit payable to the Participant under this Section 4.2 (before any adjustment pursuant to Section 8) shall be decreased by the Participant's pro rata share (calculated according to the proportion that the Retirement Benefit payable, but for this Subsection (d), to the Participant under this Section 4.2 bears to the aggregate amount of Retirement Benefits payable to all Participants under this Section 4.2, in each case before any adjustment of the type described in Section 8 hereof) of such excess.

            4.3 Payment to Beneficiaries. In the event a Participant dies before all of his Retirement Benefit is paid, the unpaid Retirement Benefit will be paid to the individuals and/or entities designated by a Participant to be his beneficiaries under this Plan. In the absence of any living designated beneficiary, the unpaid Retirement Benefit will be paid to the then living spouse of the Participant, if any. If the Participant does not have a then living spouse, and also in the event of a surviving spouse's death before all of the Retirement Benefit is paid, then the unpaid Retirement Benefit will be paid
(i) to the living children of the deceased Participant, if any, in equal shares, and (ii) if none, or after their death, to the estate of the deceased Participant. The beneficiary designation under this Section 4.3 shall be effective only upon receipt by the Plan Administrative Committee of a properly executed form that the Plan Administrative Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of beneficiary by filing another approved beneficiary designation form with the Plan Administrative Committee.

      5. Administration of Plan.

            5.1 General Authority of Plan Administrative Committee. The Plan Administrative Committee will have the exclusive responsibility for the general administration of this Plan in accordance with the terms and provisions of this Plan. The Plan Administrative Committee will have all powers necessary to accomplish those purposes, including, but not limited to, the complete discretionary right, power and authority to:


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

                  (a) Make and interpret rules for the administration of this Plan;

                  (b) Calculate the Retirement Benefit to which any Participant or beneficiary is entitled under the Plan;

                  (c) Construe all terms, provisions, conditions and limitations of this Plan;

                  (d) Correct any defect, supply any omission or reconcile any inconsistency that may appear in this Plan in the manner and to the extent it deems expedient to carry this Plan into effect for the greatest benefit of all parties at interest; and

                  (e) Delegate those clerical and ministerial duties of the Plan Administrative Committee, as it deems necessary or advisable for the proper and efficient administration of this Plan.

            5.2 Binding Nature of Action by Plan Administrative Committee. All actions taken and all decisions and determinations made by the Plan Administrative Committee on matters relating to the Plan pursuant to the powers vested in it under the Plan shall be conclusive and binding on all parties concerned, including but not limited to the Company, its stockholders, the Participants and their beneficiaries.

            5.3 Limited Liability; Indemnification. To the maximum extent permitted by law, no member of the Plan Administrative Committee shall be liable for any action taken or decision made in good faith relating to the Plan. Without limiting the generality of the foregoing, any decision or action taken by the Plan Administrative Committee when it relies upon information supplied to it by any officer of the Company or the Company's legal counsel, actuary or other advisors in connection with the administration of this Plan will be deemed to have been taken in good faith. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Plan Administrative Committee shall be indemnified by the Company in respect of all their activities under the Plan.

      6. Procedures for Benefit Claims.

            6.1 Procedures for Initial Claims.

                  (a) Claim. In general, payments under this Plan are automatic and no claim for benefits need to be filed. However, a Participant who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (any such Participant hereinafter referred to as a "Claimant") may file a written request for such benefit with the Plan Administrative Committee, setting forth his or her claim. The request must be addressed to the Plan Administrative Committee in care of the Company at its then principal place of business.

                  (b) Decision on Claim. Upon receipt of a claim, the Plan Administrative Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Plan Administrative Committee may, however, extend the reply period for an additional 90 days for reasonable cause, provided that the Claimant is notified of the extension prior to the end of the initial 90-day period. This notice shall indicate the reason more time is needed and the date by which the Plan Administrative Committee expects to make a decision.

            If the claim is denied in whole or in part, the Plan Administrative Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

                  (i) the specific reason or reasons for the adverse determination;

                  (ii) the specific reference to pertinent provisions of the Plan on which such determination is based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary;

                  (iv) a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring civil action following an adverse benefit determination on review.

            6.2 Procedure for Appeals.

                  (a) Request for Review. Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Plan Administrative Committee review the determination. Such request must be addressed to the Plan Administrative Committee, at the Company's then-principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the relevant documents and submit issues, comments, documents, records, and other information relating to the claim, in writing for consideration by the Plan Administrative Committee. If the Claimant does not request a review of the Plan Administrative Committee's initial determination within such 60-day period, he or she shall be barred and estopped from challenging the Plan Administrative Committee's determination.

                  (b) Review of Decisions. Within 60 days after receipt of a request for review, the Plan Administrative Committee shall review the initial determination. After a full and fair review considering all materials presented by the Claimant and all other pertinent materials, the Plan Administrative Committee shall render an opinion, written in a manner calculated to be understood by the Claimant, setting forth:

                  (i) the specific reasons for the decision and containing
            specific references to the pertinent provisions of the Plan on which the decision is based;

                  (ii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and

                  (iii) a statement that the Claimant has the right to bring a civil action.

            If special circumstances require that the 60-day time period be extended, the Plan Administrative Committee shall so notify the Claimant prior to termination of the initial 60-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrative Committee expects to render the decision. The Plan Administrative Committee shall render the decision as soon as possible, but not later than 120 days after receipt of the request for review.

            6.3 Department of Labor Regulations. If the above provisions are or become inconsistent with applicable Department of Labor claim procedure regulations, the Company and the Plan Administrative Committee shall process claims in conformity with the regulations.

      7. Amendment and Termination of Plan. The Board may amend or terminate this Plan at any time by an instrument in writing without any liability to any Participant for any Retirement Benefit which has not been paid or become payable prior to the date of such amendment or termination, provided that no amendment or termination of this Plan may be effected on or after a Change of Control if such amendment or termination would diminish any Retirement Benefit payable on or after such Change of Control.

      8. Parachute Payment Limitation.

            8.1 Adjustment. Notwithstanding any provision in this Plan to the contrary, in the event that the Plan Administrative Committee determines that the Retirement Benefit under this Plan and any other payment or distribution in the nature of compensation by the Company to or for the benefit of a Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the Retirement Benefit, together with such other payments and distributions, the "Payments"), would cause any portion of such Payments to be subject to the excise tax imposed by Section 4999 (or any successor provision) of the Code (the "Parachute Payments"), the Participant's Retirement Benefit and/or other Payments, as determined by the Plan Administrative Committee, shall be reduced to an amount (not less than zero) which shall not cause any portion of the Payments to constitute Parachute Payments.

            8.2 Determination. All determinations required to be made under this
Section 8, including the assumptions to be utilized in arriving at such determination, shall be made prior to the due date of the Retirement Benefits provided in Section 4.2 by such law or accounting firm as selected by the individuals who were the members of the Plan Administrative Committee immediately prior to the Change of Control (the "Law or Accounting Firm"). The Law or Accounting Firm may employ and rely upon the opinions of actuarial or accounting professionals to the extent it deems necessary or advisable. All fees and expenses of the Law or Accounting Firm shall be borne solely by the Company. Any determination by the Law or Accounting Firm shall be binding upon the Company, the Participants and all other persons and entities.

      9. Subordination to Debt Obligations of Company. If the Company's payment of benefits hereunder would cause the violation of any law or breach of any covenant under the Company's existing public senior subordinated notes, senior credit facility with First Union or future replacement or additional debt (collectively, the "Covenants"), the Company's obligation to fulfill its obligations hereunder shall be suspended and shall remain a contractual obligation of the Company, with the payments hereunder being resumed at such time as the payments would no longer cause a violation of law or breach of any Covenant. If the Company's payment of benefits hereunder is delayed until the Company would no longer commit a violation of any Covenant or law, the delayed benefits shall be increased by the amount of interest accrued thereon over the period that payments are suspended, at a rate equal to the prime rate of interest listed in the Wall Street Journal on the date of the commencement of such delay.

      10. Miscellaneous.

            10.1 Status of Plan.

                  (a) Status under ERISA. The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  (b) Unfunded Nature of Plan. The Retirement Benefits under this Plan shall not be funded, but shall constitute contractual obligations of the Company to pay such Retirement Benefits when due. The Retirement Benefits shall be paid from the general assets of the Company. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any person, including any Participant or any other person. No person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. Title to and beneficial ownership of any assets, whether cash or investments which the Company may designate to make payments of the Retirement Benefits hereunder, shall at all times remain with the Company, and no Participant shall have any property interest whatsoever in any specific assets of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                  (c) Company's Discretion to Establish Grantor Trust. The Company may, in its sole discretion, provide for the obligations under this Plan by establishing and contributing funds to a trust. Any such trust must be a "grantor" trust under the Internal Revenue Code of 1986, as amended, and the establishment of the trust is not intended to cause the Plan to be treated as funded or to cause Participants to realize current income on amounts contributed thereto, and the trust shall be so interpreted.

            10.2 Non-Alienation of Benefits. The rights of Participants or any other persons to the Retirement Benefits under this Plan shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

            10.3 Employment Rights. Nothing in the Plan shall be construed to confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice.

            10.4 Withholding Taxes. The Company shall have the right to make such provision as necessary or appropriate, as determined by the Plan Administrative Committee, to satisfy any obligations of the Company to collect or withhold Federal, state or local income, employment or other taxes incurred by reason of the accrual or payment of benefits under the Plan.

            10.5 Governing Law. The validity, construction and effect of the Plan and any rules, regulations, determinations or decisions made by the Plan Administrative Committee relating to the Plan shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

            10.6 Severability. If any term or provision of this Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

            10.7 Survival. The provisions of this Plan will bind the successors of the Company.

            10.8 Notice. Any notice required or permitted to be given to the Plan Administrative Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant as appearing in the business records of the Company. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.


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

      IN WITNESS WHEREOF, the Company has executed this Plan as approved by the Board on _________________, 200__.

ATTEST:                                PHOENIX COLOR CORP.


____________________________           By: ________________________________
                                       Print Name: ________________________
                                       Title: _____________________________


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

                                   APPENDIX A

                                   Definitions

      1. "Average Annual Compensation" means, with respect to a Participant, his average annual earnings for the three consecutive calendar years (i) which ended before the year in which the Participant's benefit under the Plan commences and
(ii) which produce the highest aggregate earnings; provided that in no event shall the Average Annual Compensation exceed $775,000. Such earnings shall include base salary and bonus earned in the applicable year, regardless of when those amounts are paid.

      2. "Board" means the Board of Directors of the Company.

      3. "Change of Control" means the earliest of:

            (a) The acquisition in one or more transactions by any Person (other than from the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (i) the then outstanding capital stock of the Company, or (ii) the combined voting power of the then outstanding capital stock of the Company entitled to vote generally in the election of directors (the "Combined Voting Stock");

            (b) The closing of a sale or other conveyance of all or substantially all of the assets of the Company; or

            (c) The effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Combined Voting Stock.

      Notwithstanding the foregoing, in no event shall a transaction constitute a Change of Control if the Disposition Proceeds for such transaction are less than the Target Amount.

      For purposes of this Section, a "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than Louis LaSorsa, Edward Lieberman, employee benefit plans sponsored or maintained by the Company, and entities controlled by the Company.

      4. "Company" means Phoenix Color Corp. and any successor thereof.

      5. "Disposition Proceeds" means: (1) in the case of a transaction described in clause (a) or (c) of Section 3 of this Appendix A, the value of cash and non-cash consideration paid or payable (after the payment of all liabilities of the Company, including without limitation any Retirement Benefits hereunder) in connection with such transaction for the outstanding capital stock of the Company (including stock options), which consideration shall be determined as of the closing of the transaction assuming the payment of any contingent portion of the consideration (including any earn-out payment) will be made; or (2) in the case of a transaction described in clause (b) of Section 3 of this Appendix A, the value of cash and non-cash consideration (including without limitation payment or assumption of debt) available (after the payment of all liabilities of the Company, including without limitation any Retirement Benefits hereunder) for distribution to the holders of outstanding capital stock of the Company (including stock options) in connection with such transaction, determined as of the closing of the transaction assuming the payment of any contingent portion of the consideration (including any earn-out payment) will be made, and in accordance with generally accepted accounting principles.

      6. "Participant" means Louis LaSorsa, Edward Lieberman, John Carbone and any other person selected by the Board to participate in the Plan in accordance with Section 2.

      7. "Plan" means the Phoenix Color Corp. Supplemental Executive Retirement Plan as set forth in this document, as amended from time to time.

      8. "Plan Administrative Committee" means the Board or a committee of one or more individuals designated by the Board to administer this Plan.

      9. "Retirement Benefit" means the benefit payable to a Participant or his beneficiary under this Plan.

      10. "Target Amount: means $40,000,000.

      11. "Years of Service" means, with respect to a Participant, the number of consecutive 12-month periods during which the Participant has been employed by the Company, plus any additional Years of Service credited pursuant to Section 4.2(c).


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